UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

PIONEER MERGER CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39867	98-1563709
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

667 Madison Avenue, 19th Floor

New York, NY 10065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 803-9080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant	PACXU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the Units	PACX	The Nasdaq Stock Market LLC
Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PACXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 15, 2022, Pioneer Merger Corp., a Cayman Islands exempted company (the “Company”), decided that it will redeem all of its outstanding Class A ordinary shares, effective as of January 13, 2023, because the Company’s Board of Directors has concluded that the Company will not be able consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association. As previously disclosed in its periodic reports filed with the Securities and Exchange Commission, if the Company does not complete an initial business combination, upon redemption of the Class A ordinary shares the Company will distribute, on account of each Class A ordinary share, such share’s pro rata portion of the Company’s trust account (after permitted withdrawals) and no other amounts. Based on the balance of the Company’s trust account as of December 15, 2022, such amount per share is expected to be $10.10 plus interest accrued through January 12, 2022. Upon such redemption, the rights as shareholders of the Class A ordinary shares will completely extinguish.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER MERGER CORP.

	By:	/s/ Ryan Khoury
Name: Ryan Khoury
Title: Chief Executive Officer

Dated: December 15, 2022